UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2012

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Definitive Agreement.

On April 12, 2012, Swisher Hygiene Inc. (the “Company”) entered into a Second Amendment to Credit Agreement with Wells Fargo Bank, National Association, as administrative agent (“Wells Fargo”), the subsidiary guarantors party thereto, and the required lenders thereto (the “Second Amendment”) to the Credit Agreement, dated March 30, 2011.

The Second Amendment provides an extension for the delivery of the Company’s financial statements for the fiscal year ended December 31, 2011 until the earlier of the date on which the Company delivers such financial statements to the Securities and Exchange Commission (the “SEC”) or May 15, 2012. At the same time, the Second Amendment waives any Default or Event of Default that may arise if the Company fails to file its Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”) by April 16, 2012 so long as the Company files the Form 10-K by May 15, 2012.

The Second Amendment also provides additional financing flexibility by providing the Company with the right to engage in sale-leaseback transactions in an amount not to exceed $4.75 million by reducing baskets for permitted indebtedness by the same amount.

While the Company has no present intention to borrow any additional funds under the credit facility, until (1) the Company files the Form 10-K, (2) represents to Wells Fargo that its financial statements as filed may be relied upon, and (3) Wells Fargo consents to such reliance, the Company may not borrow additional funds under the credit facility with Wells Fargo.

A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 11, 2012, the Company notified The NASDAQ Stock Market (“NASDAQ”) that the filing of the Form 10-K will be delayed beyond April 16, 2012 extended due date as a result of the previously disclosed internal review being conducted by the Company’s Audit Committee. As a result, on April 11, 2012, the Company received a letter from NASDAQ indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1). The NASDAQ letter notes that the Company is required to submit a plan to regain compliance with NASDAQ’s filing requirements for continued listing within 60 calendar days of the date of the NASDAQ notification letter. Upon acceptance of the Company’s compliance plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-K’s initial due date for the Company to regain compliance with NASDAQ’s filing requirements for continued listing. The Company intends to submit a compliance plan within the 60 calendar day period. During the process of regaining compliance with NASDAQ, the Company expects that its common stock will continue trading on NASDAQ under the symbol “SWSH.”

Item 8.01.	Other Events.

On April 12, 2012, the Company issued a press release announcing that the filing of its Form 10-K will be delayed beyond the April 16, 2012 extended due date as a result of a previously announced and ongoing internal review by the Company’s Audit Committee (the “Audit Committee”).

As previously reported on the Company’s Current Report on Form 8-K, filed with the SEC on March 28, 2012, the Audit Committee believes that material adjustments to the interim financial statements for the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011 may be required and that the Company may need to restate its results for these periods. While the amount of any such adjustments cannot be estimated with reasonable certainty at this time, to date, the Audit Committee has preliminarily identified an aggregate of approximately $3.8 million in increases to net loss before income taxes for the affected periods. However, until the review is complete and a final determination is made, the Company cannot provide you with further assurance regarding the complete impact of any adjustments on its results of operations for the affected periods, and the Company cannot provide assurance that the adjustments identified to date are representative of the adjustments that will be required when the review is complete. Also, the Company cannot provide assurance that the review will not identify further adjustments that may be required. The Company is working to file the Form 10-K as promptly as possible, however the Company can provide no assurance as to when it will file the Form 10-K. Furthermore, the Company cannot provide assurance that the ongoing Audit Committee review and the process to complete and file its Form 10-K will not impact its ability to timely file the Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2012.

A copy of the press release disclosing the Second Amendment, the Company’s receipt of the NASDAQ notification letter and the delay in filing its Form 10-K is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Information Regarding Forward-Looking Statements

All statements other than statements of historical fact contained in this report constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this report, unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements in this report include those regarding: (a) the timing and results of the Audit Committee review, (b) potential adjustments to the Company’s financial statements, (c) the potential impact on any such adjustments on the Company’s previously reported results of operations, including its previously reported net loss, (d) the timing and results of the Company’s evaluation of its internal control over financial reporting relating to the potential adjustments, (e) the timing of the filing of the Company’s compliance plan with NASDAQ and the ability of the Company to regain compliance with NASDAQ listing standards, (f) the Company’s ability to maintain its listing and continue trading on NASDAQ and the

TSX, (g) the possibility of a cease trade order being issued by Canadian securities regulators, and (h) the Company’s ability to timely file its Quarterly Report on Form 10-Q for the three month period ended March 31, 2012. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of the Company contained in this report and the conference call, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. All of these assumptions have been derived from information currently available to the Company including information obtained by the Company from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this report are qualified by the above cautionary statements and those made in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com, and the Company’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this report is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Second Amendment to Credit Agreement, dated April 12, 2012.

99.1	Press release, dated April 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2012	SWISHER HYGIENE INC.

	By:	/s/ Steven R. Berrard
Steven R. Berrard
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Second Amendment to Credit Agreement, dated April 12, 2012.

99.1	Press release, dated April 12, 2012.

6